SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☑
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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
AVALON PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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May 1, 2006
Dear Avalon Stockholder:
     You are cordially invited to attend our Annual Meeting of Stockholders to be held at our headquarters at 20358 Seneca Meadows Parkway, Germantown, Maryland 20876, on Friday, June 9, 2006 at 9:30 a.m. (Eastern Time). Information about the meeting, the nominees for directors and the proposals to be considered are presented in the Notice of Annual Meeting of Stockholders and the Proxy Statement on the following pages.
     In addition to the formal items of business to be brought before the meeting, I will report on our operations during 2005. This will be followed by a question and answer period.
     Your participation in Avalon’s affairs is important, regardless of the number of shares you hold. To ensure your representation, even if you cannot attend the meeting, please sign, date and return the enclosed proxy promptly.
     We look forward to seeing you on June 9th.

Sincerely,

/s/ Kenneth C. Carter

Kenneth C. Carter
Chief Executive Officer and
President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 9, 2006
     The Annual Meeting of Stockholders (“Annual Meeting”) of Avalon Pharmaceuticals, Inc. (“we,” “our,” “us,” “Avalon” or the “Company”) will be held at the Company’s headquarters at 20358 Seneca Meadows Parkway, Germantown, Maryland on Friday, June 9, 2006 at 9:30 a.m. (Eastern Time), for the following purposes:
1.	To elect nine (9) directors to serve on the Company’s Board of Directors for a term of one year and until their successors are elected and qualified;

2.	To approve the amendment of the Company’s 2005 Omnibus Long-Term Incentive Plan (the “Incentive Plan”) to increase the number of shares available for issuance under the Incentive Plan from 989,738 shares to 1,581,582 shares;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

4.	To transact such other business as may properly come before the meeting and any adjournment thereof.
     The Board of Directors has fixed the close of business on April 28, 2006 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. A list of stockholders as of the record date will be open for examination during the Annual Meeting.
     Your attention is directed to the Proxy Statement submitted with this Notice. This Notice is being given at the direction of the Board of Directors.

By Order of the Board of Directors,

/s/ Thomas G. David

Thomas G. David
Corporate Secretary
Germantown, Maryland 20876
May 1, 2006
     Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the meeting, you may revoke the proxy and vote in person if you wish, even if you have previously returned your proxy.

AVALON PHARMACEUTICALS, INC.
20358 Seneca Meadows Parkway
Germantown, Maryland 20876
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2006
PROXIES AND VOTING AT THE ANNUAL MEETING
     This Proxy Statement is furnished in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting. This Proxy Statement, the accompanying proxy card and Avalon’s Annual Report to Stockholders are being mailed to stockholders on or about May 4, 2006. Business at the Annual Meeting is conducted in accordance with the procedures determined by the presiding officer and is generally limited to matters properly brought before the meeting by or at the suggestion of the Board of Directors or by a stockholder pursuant to provisions requiring advance notice and disclosure of relevant information.
Purpose of the Annual Meeting
     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.
Recommendations of the Board of Directors
     Avalon’s Board of Directors recommends that you vote “FOR” each of the nominees of the Board of Directors, “FOR” the amendment of the Incentive Plan to increase the number of shares available for issuance under the Incentive Plan from 989,738 shares to 1,581,582 shares, and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.
Stockholders Entitled to Vote
     Only stockholders of record at the close of business on April 28, 2006 (the “record date”) are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting. On the record date, there were 10,098,825 outstanding shares of Avalon common stock, $0.01 par value per share. Each share is entitled to one vote. Stockholders do not have cumulative voting rights.
Quorum Requirement
     The holders of a majority of the issued and outstanding shares of stock of the Company entitled to vote at the meeting must be represented in person or by proxy at the Annual Meeting for the meeting to be held. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a “broker non-vote”).
Voting of Proxies and Vote Required
     Since many Avalon stockholders are unable to attend the Company’s Annual Meeting, our Board of Directors is soliciting proxies to be voted at the Annual Meeting to give each stockholder an opportunity to vote on all matters scheduled to come before the meeting and set forth in this Proxy Statement. In addition to the use of the mail, we may solicit proxies in person, by telephone, facsimile, wire or other electronic means. We will bear the cost of soliciting these proxies. We will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. We are asking you to designate Dr. Kenneth C. Carter (Chief Executive Officer and President) and Mr. Thomas G. David (Senior Vice President of Operations, General Counsel and Secretary), and/ or either of them, as your proxies.
     Stockholders are urged to read carefully the material in this Proxy Statement, specify their choice on each matter by marking the appropriate boxes on the enclosed proxy card, then sign, date and return the card in the enclosed, stamped envelope.
          When the enclosed form of proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting and any adjournment thereof as directed by the stockholder. If no direction is indicated by the stockholder, such shares will be voted “FOR” the election of directors, “FOR” the amendment of the Incentive Plan to increase the number of shares available for issuance under the Incentive Plan from 989,738 shares to 1,581,582 shares, and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. The proxies will be voted “FOR” or “AGAINST” such other matters as may properly come before the meeting at the discretion of the proxy holders. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. All proxies delivered pursuant to the solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Corporate Secretary of the Company, by delivering a later-dated proxy or by voting in person at the Annual Meeting. If common stock owned by a stockholder is registered in the name of more than one person, each such person should sign the enclosed proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment. Any beneficial owner of shares of common stock as of the record date who intends to vote such shares in person at the Annual Meeting must obtain a legal proxy from the record owner and present such proxy at the Annual Meeting in order to vote such shares.
          Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting is required to elect the directors. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required with respect to the approval of the amendment of the Incentive Plan and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. With respect to the approval of the amendment of the Incentive Plan and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, abstentions will be counted in determining the minimum number of affirmative votes required for approval of the matter and accordingly, will have the effect of a vote against such matter. Broker non-votes will not be counted as votes for or against matters presented for stockholder consideration.
Attendance at Annual Meeting
     To ensure the availability of adequate space for Avalon stockholders wishing to attend the meeting, priority seating will be given to stockholders of record, beneficial owners of the Company’s stock having evidence of such ownership, or their authorized representatives, and invited guests of management. In addition, a stockholder may bring one guest. In order that seating may be equitably allocated, a stockholder wishing to bring more than one guest must write to the Corporate Secretary of the Company in advance of the meeting and receive written concurrence. Those unable to attend may request a copy of the report of the proceedings of the meeting from the Corporate Secretary.

PROPOSAL 1—ELECTION OF DIRECTORS
     Our Board of Directors currently consists of nine directors, each with a term expiring at the Annual Meeting. A Board of nine directors is to be elected at the Annual Meeting, each director so elected to hold office until his successor is duly elected and qualified. Each of the nominees is currently a director of the Company, and each of the nominees has informed the Board that he is seeking re-election.
The Board of Directors recommends that you vote “FOR” each of the nominees for director.
Board of Directors
     The table below shows the name and age (as of the date of the Annual Meeting) of each of the directors, any positions and offices held by each with the Company, and the period during which each has served as a director of the Company.

			Served as
Name	Age	Position Held	Director Since
Alan G. Walton, Ph.D.	70	Chairman and Director	1999
Kenneth C. Carter, Ph.D.	46	Chief Executive Officer, President and Director	1999
Michael R. Kurman, M.D.	54	Director	2002
Bradley G. Lorimier	60	Director	1999
Ivor Royston, M.D.	61	Director	2000
William A. Scott, Ph.D.	66	Director	1999
Patrick Van Beneden	43	Director	2001
William H. Washecka	58	Director	2006
Raymond J. Whitaker, Ph.D.	58	Director	2001
     Alan G. Walton, Ph.D., D.Sc. is a co-founder of Avalon and has served as a member and Chairman of our Board of Directors since Avalon’s inception in November 1999. Since 1987, Dr. Walton has been a general partner of Oxford Bioscience Partners, a venture capital firm investing in life sciences enterprises. Prior to joining Oxford Bioscience Partners, Dr. Walton was President and Chief Executive Officer of University Genetics Co. Dr. Walton also serves on the board of directors of Acadia Pharmaceuticals, Inc. and Advanced Cell Technology, Inc. He previously has served as the Chairman of the Board of Directors or as a director for numerous private and public biotechnology companies, including Human Genome Sciences and Gene Logic Inc. He was a professor at Case Western Reserve University and Harvard Medical School from 1961 to 1981 and a member of President Carter’s Science Advisory Committee from 1976 to 1977. Dr. Walton holds a Ph.D. in Physical Chemistry, a D.Sc. in Biological Chemistry and a B.S. in Chemistry, each from the University of Nottingham and in 2005 received a honorary LLD degree in recognition of his lifetime achievement in life sciences, also from the University of Nottingham.
     Kenneth C. Carter, Ph.D. is a co-founder of Avalon and has served as President, Chief Executive Officer and as a member of our Board of Directors since Avalon’s inception in November 1999. Prior to joining Avalon, he was a Senior Scientist at Human Genome Sciences, Inc., where he directed the company’s gene mapping initiative from 1993 to 1999. Dr. Carter was a member of a team of scientists that identified genes involved in colon cancer that was named “Discovery of the Year” by Science Magazine in 1994. Dr. Carter holds a Ph.D. in Human Genetics from the University of Texas Medical Branch and a B.S. from Abilene Christian University.
     Michael R. Kurman, M.D. has served as a member of our Board of Directors since December 2002. Since March 2000, Dr. Kurman has been an independent consultant to the pharmaceutical, biotechnology and healthcare industries specializing in oncology and oncology drug development. Dr. Kurman has held management roles in several global oncology drug development programs, including: Director of Clinical Research, Oncology and Allergy for Janssen Research Foundation; Vice President, Clinical Research for U.S. Biosciences Inc.; and Vice President, Clinical and Scientific Operations with Quintiles Transnational Corp.’s Oncology Therapeutics Division. Dr. Kurman holds an M.D. from Cornell University Medical College and a B.S. from Syracuse University.

     Bradley G. Lorimier is a co-founder of Avalon and has served as a member of our Board of Directors since December 1999. Since 1999, Mr. Lorimier has been an independent consultant to the pharmaceutical and biotechnology industries. Mr. Lorimier has served in leadership positions in both the pharmaceutical and biotechnology industries, including as Vice President of Licensing and Vice President of Corporate Development at Johnson & Johnson and as Senior Vice President and Director of Human Genome Sciences. He is currently on the board of directors for Invitrogen Corporation and was a director of Matrix Pharmaceutical, Inc. from December 1997 to March 2002. Mr. Lorimier received a B.S. from the University of Illinois.
     Ivor Royston, M.D. has served as a member of our Board of Directors since August 2000. Since 1990, Dr. Royston has served as a founding partner at Forward Ventures and is currently Managing Member of that firm. From 1990-2000, he served as the founding President and Chief Executive Officer of the non-profit Sidney Kimmel Cancer Center, where he remains a member of the board of trustees. From 1978 to 1990, he was on the faculty of the medical school and cancer center at the University of California, San Diego. In 1978, Dr. Royston was a co-founder of Hybritech, Inc., and in 1986, he co-founded IDEC Corporation. Dr. Royston has served as the Chairman of the Board of Directors or as a director for numerous private and public biotechnology companies, including CancerVax Corporation, TargeGen, Inc., Corautus Genetics Inc., and Favrille, Inc. Dr. Royston has authored over 100 scientific publications and is a nationally-recognized physician-scientist in the area of cancer immunology. Dr. Royston served as a member of the National Cancer Institute’s National Cancer Advisory Board from 1996 to 2002. Dr. Royston received a B.A. and M.D. degree from The Johns Hopkins University and completed post-doctoral training in internal medicine and medical oncology at Stanford University.
     William A. Scott, Ph.D. has served as a member of our Board of Directors since December 1999. Since June 2000, Dr. Scott has been an independent consultant to several biotechnology companies. From March 1997 to August 1999, Dr. Scott was the Chief Executive Officer of Physiome Sciences, Inc., a privately-held bioinformatics company. Prior to that he held senior level positions at Bristol-Myers Squibb Company, including Senior Vice President of Drug Discovery Research at Bristol-Myers Squibb Pharmaceutical Research Institute from March 1990 through 1996. He previously served as a director of Variagenics, Inc. and currently serves as a director of Atherogenics, Inc. and Deltagen, Inc. Dr. Scott holds a Ph.D. in Biochemistry from the California Institute of Technology and a B.S. from the University of Illinois.
     Patrick Van Beneden has served as a member of our Board of Directors since October 2001. Since 2001, Mr. Van Beneden has been Executive Vice President Life Sciences of GIMV N.V., a Belgian investment company, and he has held various positions with GIMV since 1985. Mr. Van Beneden has served on the boards of directors of several companies including Crucell, N.V., Pharming Group N.V., and Innogenetics. Mr. Van Beneden holds a Masters Degree in Applied Economics from VLEKHO-Brussels.
     William H. Washecka joined the Board of Directors in March 2006. Since 2004, Mr. Washecka has served as the Chief Financial Officer of Prestwick Pharmaceuticals, Inc., a manufacturer of drugs for disorders of the central nervous system. In 2001-2002, he served as Senior Vice President and Chief Financial Officer of USinternetworking, Inc. USinternetworking, Inc. filed a voluntary bankruptcy petition under Chapter 11 of the Federal bankruptcy laws in January 2002. From 1972-2001 he served in various capacities at Ernst & Young LLP including as Partner from 1986-2001. At Ernst & Young LLP he established and managed the high technology and emerging business practice in the Mid-Atlantic area from 1986-1999. Additionally, Mr. Washecka was a co-founder of the Mid-Atlantic Venture Capital Conference. He currently is a director and member of the audit committee of Online Resources Corporation and Audible, Inc. Mr. Washecka holds a BS in accounting from Bernard Baruch College of New York and participated in Kellogg Advanced Management Program. He is a CPA in Maryland, Virginia, the District of Columbia and New York.
     Raymond J. Whitaker, Ph.D. has served as a member of our Board of Directors since October 2001. Dr. Whitaker has been a general partner with EuclidSR Partners, a venture capital firm, since January 2000. From January 1997 to July 2003, Dr. Whitaker was also Vice President of S.R. One, Limited, the venture investment affiliate of GlaxoSmithKline. From June 1992 to December 1996, he was Director, Worldwide Business Development at SmithKline Beecham Pharmaceuticals. His previous appointments include Director, Corporate Development and member of the Executive Committee at Recordati SpA, Milan (Italy) from 1987 to 1992, and Director, Business Development with SESIF — Laboratoires Delagrange, Paris (France) from 1983 to 1987. He has served on the boards of directors of several biotechnology companies including Kosan Biosciences Incorporated and Xenogen Corporation. Dr. Whitaker holds Ph.D., B.Sc. and M.B.A. degrees from the National University of Ireland, University College Dublin.
MANAGEMENT OF THE COMPANY
Board of Directors
     Our Board of Directors consists of 9 members. Each director serves until the next annual meeting or until he is succeeded by another qualified director who has been elected. Vacancies on our Board of Directors and newly created directorships may be filled by the then current members of our Board of Directors, with each new director standing for election at the next annual meeting of stockholders.
     The Board held 8 meetings during 2005. All of our directors attended at least 75% of the total of these meetings and the meetings of the committees on which they serve, except for Mr. Patrick Van Beneden, who attended 73% of these meetings and the meetings of the committees on which he serves. The Company encourages, but does not require, members of the Board to attend annual stockholder meetings.
     The Board has affirmatively determined that, with the exception of Dr. Carter and Mr. Lorimier, all of its members are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market, Inc. (the “NASDAQ”). There are no family relationships among any of our directors or officers. At each meeting of the Board of Directors, time is set aside for the independent directors to meet without management present. Dr. Walton, our Chairman of the Board, presides at these sessions.
     The Board welcomes communications from stockholders and has adopted a procedure for receiving and addressing them. Stockholders may send written communications to the entire Board or to individual members, addressing them to our Corporate Secretary, Thomas G. David, at 20358 Seneca Meadows Parkway Germantown, Maryland 20876. Communications by e-mail should be sent to board@avalonrx.com and marked “Attention: Corporate Secretary” in the “Subject” field.
Board Committees
     Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The members of each committee are appointed by our Board of Directors. The Board has determined that each director who serves on these committees is an independent director within the meaning of the rules of the NASDAQ and that all members of the Audit Committee are also independent within the meaning of the independence standards of Rule 10A-3(b) under Securities Exchange Act of 1934, as amended (the “Exchange Act”). All of these committees operate under a written charter which sets the functions and responsibilities of that committee. A copy of the charter for each committee can be found on our website at http://www.avalonrx.com. In addition, a copy of the charter for our Audit Committee is attached as Annex A to this Proxy Statement. More information concerning each of the committees is set forth below.
Audit Committee
     We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act consisting of Mr. Washecka (Chairman), Mr. Van Beneden and Dr. Whitaker. The Audit Committee assists our Board of Directors in its oversight of:
•	the integrity of our financial statements;

•	the adequacy of our system of internal controls;

•	our compliance with legal and regulatory requirements;

•	our Independent Registered Public Accounting Firm’s qualifications and independence; and

•	the performance of our Independent Registered Public Accounting Firm.
The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of our Independent Registered Public Accounting Firm, Ernst & Young LLP. In addition, the Audit Committee must approve any related party transaction entered into by us. Our Board of Directors has determined that Mr. Washecka is an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “SEC”).
     During 2005, the Audit Committee met twice.
Compensation Committee
     We have a Compensation Committee consisting of Dr. Scott (Chairman), Mr. Van Beneden and Dr. Walton. The Compensation Committee reviews and establishes the compensation of the Chief Executive Officer and our other executive officers. The Compensation Committee also recommends, oversees, implements and administers the issuance of stock options and other awards under our equity plans and establishes and reviews policies relating to the compensation and benefits of our employees and consultants.
     During 2005, the Compensation Committee met seven times.
Nominating and Corporate Governance Committee
     We have a Nominating and Corporate Governance Committee consisting of Dr. Whitaker (Chairman), Dr. Kurman and Dr. Royston. The purpose of the nominating and corporate governance committee is to:
•	identify for, and recommend to, the Board of Directors nominees for membership on the Board of Directors;

•	develop and recommend to the Board of Directors a set of corporate governance principles; and

•	recommend to the Board of Directors nominees for each Board committee.
     During 2005, the Nominating and Corporate Governance Committee met twice.
     The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating potential nominees to the Board of Directors. Recommendations may come from current Board members, professional search firms, members of management, stockholders or other persons.
     In assessing the qualifications of potential nominees, the Nominating and Corporate Governance Committee may rely on personal interviews or discussions with the candidate and others familiar with the candidate’s professional background, on third-party background and reference checks and on such other due diligence information as is reasonably available. The Nominating and Corporate Governance Committee must be satisfied that the candidate possess the highest professional and personal ethics and values and has broad experience at the policy-making level in business, government, education or public interest before the Nominating and Corporate Governance Committee would recommend a candidate as a nominee to the Board of Directors.
     In February 2006, the Board, on the recommendation of the Nominating and Corporate Governance Committee, appointed William H. Washecka, a former partner at Ernst & Young LLP and currently Chief Financial Officer at Prestwick Pharmaceuticals, Inc., as a new director, after increasing the number of directors from eight to nine. Subsequently, the Nominating and Corporate Governance Committee nominated Mr. Washecka to stand for election at the Annual Meeting. Mr. Washecka was originally recommended to the Nominating and Corporate Governance Committee as a director candidate by one of the board’s non-management directors. In forming its recommendations, the Nominating and Corporate Governance Committee considered the criteria described above and, based on its review, it was the Nominating and Corporate Governance Committee’s recommendation that

Mr. Washecka be appointed as a director and that Mr. Washecka be nominated for election as a director at the Annual Meeting.
     The Nominating and Corporate Governance Committee considers recommendations from any reasonable source, including director nominees recommended by stockholders, in discharging its responsibilities to identify for, and recommend to, the Board of Directors nominees for membership on the Board of Directors. Stockholders who wish to suggest potential nominees may address their suggestions in writing to Avalon Pharmaceuticals, Inc., 20358 Seneca Meadows Parkway, Germantown, Maryland 20876, Attention: Corporate Secretary.
     In addition to submitting suggestions for director nominees to the Nominating and Corporate Governance Committee, any stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting of the Company’s stockholders if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to or mailed and received by the Corporate Secretary of the Company at the Company’s principal executive offices not later than (a) with respect to an election of directors to be held at an annual meeting of stockholders, the ninetieth day prior to the anniversary date of the preceding annual meeting, and (b) with respect to an election of directors to be held at a special meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.
     Any stockholder wishing to nominate a candidate for election as a director should submit the following written information to our Corporate Secretary:
•	the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

•	a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•	such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in a proxy statement or other filings required to be made in connection with the election of such director pursuant to Regulation 14A under the Exchange Act; and

•	the consent of each nominee to serve as a director of the corporation if so elected.
     The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
Compensation of Directors
     Each non-employee director receives an annual fee of $20,000 ($45,000 for the Chairman of our Board of Directors) for each full year of service on our Board of Directors. Non-employee directors also receive $2,500 annually for each committee membership, with the Chairman of the Audit Committee receiving an additional $7,500 annually and the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee each receiving an additional $2,500 annually. Non-employee directors may elect annually to receive all of their annual cash retainer fees in awards of unrestricted shares of our common stock under the Incentive Plan. Annual fees are paid quarterly in arrears in four equal installments on the first business day of each fiscal quarter.
     Non-employee directors who join our Board of Directors in the future also are entitled to receive an initial grant of options to purchase 10,000 shares of our common stock, and a non-employee director that becomes Chairman of our Board of Directors in the future is entitled to receive an additional grant of options to purchase

6,000 shares of our common stock. In addition, except for Mr. Van Beneden, each non-employee director receives an annual grant of options to purchase 2,500 shares of our common stock and a non-employee Chairman of our Board of Directors receives an additional annual grant of options to purchase 4,200 shares of our common stock. Furthermore, following the closing of our initial public offering in October 2005, non-employee directors, except for Mr. Van Beneden, received a one time grant of options to purchase 10,000 shares of our common stock and the Chairman of our Board of Directors received an additional grant of options to purchase 6,000 shares of our common stock. Option grants to non-employee directors are made pursuant to the Incentive Plan. Initial option grants to non-employee directors vest monthly over a two-year period. Options granted to non-employee directors on an annual basis vest monthly over a one-year period.
     On April 5, 2006, the Board of Directors, on the recommendation of the Compensation Committee, revised its compensation policy for Mr. Van Beneden as a non-employee director of Avalon. Under the revised terms of Avalon’s compensation policy for Mr. Van Beneden, he is to receive cash compensation in lieu of the grant of options to purchase shares of Avalon’s common stock that he would otherwise be entitled to receive under Avalon’s compensation policy for its non-employee directors. Specifically, Mr. Van Beneden is to receive a cash payment equal to the fair value of any options that he would otherwise be entitled to receive as a non-employee director calculated as of the date such options would have otherwise been granted to him using the Black-Scholes option-pricing model. The revised compensation policy for Mr. Van Beneden applies in the future and was applied retroactively to all option grants awarded to him since the completion of Avalon’s initial public offering on October 4, 2005. Accordingly, Mr. Van Beneden’s prior award of options to receive 12,750 shares of Avalon’s common stock granted to him on October 26, 2005 was cancelled and revoked and Mr. Van Beneden received a cash payment of $29,580 in respect of such cancelled and revoked options on April 21, 2006.
     No director who is an employee receives separate compensation for services rendered as a director. Members of our Board of Directors also are reimbursed for their out-of-pocket expenses in attending meetings.
     Two of our directors receive compensation under consulting agreements with us. Under our consulting agreement with Mr. Lorimier, Mr. Lorimier receives compensation in the amount of $10,000 per month for services rendered to us in support of our business development efforts. In addition, Dr. Kurman is a party to an agreement with us pursuant to which he is paid for services rendered in support of our scientific research. Mr. Lorimier and Dr. Kurman received $120,000 and $12,300, respectively, in 2005, under each of their consulting agreements. See “Certain Relationships and Related Transactions” for a detailed description of each of these consulting agreements.
Corporate Governance
     We maintain a corporate governance page on our website that includes key information about our corporate governance policies, including:
•	our Code of Ethics for Senior Financial Officers, a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer and Corporate Controller;

•	our Standards of Business Conduct, a set of business conduct standards that applies to all of our directors, officers and employees; and

•	the charters of our Board committees.
     These materials may be accessed and reviewed through our website, http://www.avalonrx.com, by going to our “Investor Relations” page and clicking on “Corporate Governance.” We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Ethics for Senior Financial Officers, by posting such information on our website at the address above.

Executive Officers
     Biographical information for each executive officer, other than for Dr. Carter (which is provided above), is set forth below:
     Gary Lessing serves as Executive Vice President and Chief Financial Officer. He joined Avalon as Chief Financial Officer in September 2001. Prior to joining Avalon, from 1987 to 1990 and 1992 to 2001, he held several positions at Deutsche Banc Alex. Brown (DBAB), most recently as a Managing Director in the Healthcare Investment Banking Group, including serving as head of DBAB’s European Healthcare Investment Banking Group based in London with primary responsibility for serving life sciences and medical technology companies in Europe and Israel. Mr. Lessing currently is a director of Topigen Pharmaceuticals Inc. Mr. Lessing holds an M.B.A. from the Wharton School of Finance at the University of Pennsylvania and M.S.E. and B.A. degrees in Mathematical Sciences from The Johns Hopkins University.
     Thomas G. David is a co-founder of Avalon and has served as Senior Vice President of Operations and General Counsel since January 2002. Mr. David has been employed by us since our inception in November 1999. For ten years prior to joining Avalon, he served as senior attorney for the Federal Communications Commission. Mr. David holds a J.D. from the University of Utah Law School, an M.B.A. from the Wharton School of Finance at the University of Pennsylvania and a B.S. from the University of Utah.
     James H. Meade, Ph.D. has served as Vice President of Business Development since January 2004. Prior to joining Avalon, Dr. Meade was Senior Director of Global Licensing at Pharmacia Corporation from January 2001 to July 2003. Before joining Pharmacia Corporation, Dr. Meade held senior level positions in business development at Bayer Corporation, Chiron Corporation and Cetus Corporation. Dr. Meade holds a Ph.D. and M.S. in Molecular Biology from the University of Texas at Dallas and a B.A. from St. Anselm’s College.
     David K. Bol, Ph.D. has served as Vice President of Pharmaceutical Development since April 2005. Dr. Bol joined Avalon in September 2002 as a Senior Scientific Director. Prior to joining Avalon, Dr. Bol worked at Bristol-Myers Squibb since 1996 and was Group Leader and Principal Scientist at Bristol-Myers Squibb since 2001. Prior to Bristol-Myers Squibb, Dr. Bol was a Faculty Research Associate in the Department of Carcinogenesis at the M.D. Anderson Cancer Center in Houston, Texas. Dr. Bol holds a Ph.D. in Molecular and Cell Biology from University of Maryland and a B.S. from The University of Rochester, New York.
EXECUTIVE COMPENSATION
Report of the Compensation Committee
     The Board of Directors appoints the Compensation Committee each year. The primary function of the Compensation Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to compensation of the Company’s executives.
     Compensation of the Company’s executives is subject to review and approval by the Compensation Committee. In determining the compensation to be paid to the Company’s executive officers for 2005, the Compensation Committee applied compensation procedures designed to align the interests of the Company’s stockholders with overall corporate performance. Executive compensation is intended to support a performance-oriented environment that rewards achievement of internal corporate goals and rewards executives for the enhancement of stockholder value.
     The primary components of the compensation of each executive officer, including the Chief Executive Officer, are base salary, cash bonus awards and stock incentive grants, as described below:
     Base Salaries. Base salaries of executive officers are targeted to be within the competitive range among biotechnology companies similar to the Company. The Compensation Committee commissioned a study of compensation in comparable companies by Arnosti Consulting (“Arnosti”) and also utilized the annual survey report of approximately 530 companies prepared by the AON/Radford Network, an independent compensation consulting firm, for this purpose as well as publicly available data from peer companies.
     Cash Bonuses. The Company designs cash bonuses to provide recognition based on individual and Company performance in achieving the Company’s annual business goals. In 2005, the Compensation Committee made the determination as to bonus awards at its last meeting during the calendar year based on the subjective evaluation of the contributions of each executive officer toward the achievement of the Company’s annual business goals for that year.
     Stock Incentive Grants. Stock incentive grants, which may include stock options, stock appreciation rights, restricted stock awards, stock units, unrestricted stock awards and performance-based compensation awards under Section 162(m) of the Internal Revenue Code (the “Code”), are intended to provide the most meaningful component of executive compensation. They provide compensation in a manner that is intrinsically related to long-term stockholder value because they are linked to the value of the Company’s common stock. Historically, the Company has relied solely on stock options as a means of providing equity incentives for its executives. However, the Company’s 2005 Omnibus Long-Term Incentive Plan enables the grant of all of the forms of equity-based compensation referred to above. Stock options granted by the Company to its executives generally become exercisable in equal quarterly installments over a four-year period following the date of grant. Stock options remain exercisable for 10 years from the date of grant unless the optionee’s employment with the Company is terminated.
     The Compensation Committee believes that periodic stock incentive grants are appropriate, particularly in view of the absence of a Company-sponsored defined benefit pension plan. Periodic awards of stock incentives are granted to executives at the discretion of the Compensation Committee, based on the value of incentives being granted in light of an executive’s expected contribution to the Company’s strategic and product development goals. The Compensation Committee also takes into account the value and number of shares of stock underlying prior stock incentive grants. The Compensation Committee intends to continue evaluating the appropriate form of stock incentives, particularly in light of the new accounting standards requiring expensing of stock options adopted by the Company in 2006.
     The business goals upon which cash bonuses and stock incentive grants are based generally include developing product candidates through the research, development, regulatory approval, manufacturing and commercialization process; growing the business through suitable business acquisitions; and establishing strategic alliances with corporate partners and research institutions to leverage the Company’s resources and to expand its research and development pipeline. For 2006, the Company’s business goals also include presenting in-licensing opportunities to the Board.
     The Compensation Committee based the 2005 compensation of the Chief Executive Officer and the Company’s other executive officers on the policies described above as well as a report describing industry executive compensation prepared by Arnosti. Arnosti was retained generally to review the Company’s executive compensation program and, in particular, to conduct an overview of market trends in executive pay, to perform a competitive compensation analysis for the Company’s Chief Executive Officer and the Company’s other executive officers and to conduct a review of the design of the Company’s long-term incentive program. Arnosti compared the compensation of the Company’s Chief Executive Officer with comparable biotechnology companies and with biotechnology and pharmaceutical companies as a whole and concluded that the Company’s Chief Executive Officer’s base salary should be increased so that it would be within a range that is competitive when compared with each of these peer groups. Arnosti also evaluated the compensation of the other executive officers against the same two peer groups (to the extent applicable counterparts could be identified) and concluded that base salaries of several of the other executive officers also should be increased so that they would be within a range that is close to the median of the biotechnology and pharmaceutical companies as a whole and of other comparable biotechnology companies.
     Accordingly, the base salaries of the Chief Executive Officer and the Company’s other executive officers generally increased in 2005 commensurate with their increased responsibilities as officers of a public company and the progression of the Company’s operations into clinical trials. Also in 2005, new stock option grants were made to the executive officers, including the Chief Executive Officer, by the Compensation Committee, with the number of stock options granted to each officer based on such officer’s expected contributions to the Company’s strategic and product development goals for 2005 and beyond, consistent with the policies set forth above. The cash bonuses paid to the executive officers, including the Chief Executive Officer, related to their performance in 2005 and were based on the Compensation Committee’s assessment of each executive officer’s achievement during 2005 of individual productivity and performance goals consistent with the Company’s 2005 business goals.
     Section 162(m) of the Code disallows corporate deductibility for certain compensation paid in excess of $1 million to the chief executive officer and the four other most highly paid executive officers of publicly held companies. “Performance-based compensation,” as defined under Section 162(m) of the Code, is not subject to the deductibility limitation provided certain stockholder approval and other requirements are met. The Company believes that the stock incentives granted in 2005 and prior years satisfied the requirements of Section 162(m) of the Code and thus compensation recognized in connection with such awards should be fully deductible. The Compensation Committee reserves the authority to award non-deductible compensation in other circumstances as it deems appropriate.

William A. Scott, Ph.D.
Alan Walton, Ph.D.
Patrick Van Beneden
     You should not consider this report and the stock price performance chart that follows to be “soliciting materials” or to be “filed” with the SEC. It also is not subject to the liabilities of Section 18 of the Exchange Act. In addition, this report and the following stock performance graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by Avalon under the federal securities laws.

Stock Performance Graph
     The comparative stock performance graph below compares the cumulative total stockholder return (assuming reinvestment of dividends, if any) from investing $100 on September 29, 2005, the date our common stock was first publicly traded, at the closing price of our common stock on that date, and plotted at the close of the last trading day of 2005, in each of (i) our common stock, (ii) the Nasdaq National Stock Market Index of U.S. Companies, which we refer to as the Nasdaq Stock Market (U.S.), and (iii) the Nasdaq National Stock Market Pharmaceutical Index, which we refer to as the Nasdaq Pharmaceutical Index. The stock price performance on the graph below is not necessarily indicative of future price performance.
COMPARISON OF CUMULATIVE RETURN

	Measurement Period
	9/29/05	12/31/05
Avalon Pharmaceuticals, Inc.	$100.00	$42.84
Nasdaq Stock Market (U.S.)	$100.00	$138.61
Nasdaq Pharmaceutical Index	$100.00	$99.53
Executive Compensation Tables
     Summary Compensation Table. The table below sets forth for the fiscal years ended December 31, 2005 and 2004, the compensation awarded to, earned by, or paid to our Chief Executive Officer and the four other most highly compensated executive officers whose total cash compensation exceeded $100,000, otherwise referred to as our named executive officers, during the year ended December 31, 2005.

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
		Annual Compensation		Securities	All Other
Name and Principal Position	Fiscal Year	Salary	Bonus	Underlying Options	Compensation(1)
Kenneth C. Carter, Ph.D.	2005	$324,000	$180,000	255,091	$12,000
President, Chief Executive Officer and Director	2004	304,500	—	—	6,832
Gary Lessing	2005	$231,000	$117,000	126,799	$18,000
Executive Vice President and Chief	2004	215,250	—	—	10,707
Financial Officer
Thomas G. David	2005	$231,000	$96,000	45,587	$19,000
Senior Vice President and General Counsel	2004	236,250	—	—	11,564
James H. Meade, Ph.D.	2005	$200,000	$69,000	37,058	$15,000
Vice President of Business Development	2004	200,000	—	25,000	9,097
David K. Bol, Ph.D.	2005	$188,000	$87,000	55,764	$17,000
Vice President of Pharmaceutical	2004	157,879	—	18,140	9,826
Development

(1)	Amounts shown are for premiums paid by the Company for health, dental, supplemental disability and term life insurance.
     Option Grants in 2005. The following table sets forth information concerning options to purchase shares of our common stock granted during the year ended December 31, 2005 to our named executive officers. In addition, in accordance with the rules of the SEC, the table shows the hypothetical gains for such options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

	Number of	Percentage of			Percentage Realizable
	Securities	Options			Value at Assumed Annual
	Underlying	Granted to	Exercise or		Rates of Stock Price
	Options	Employees	Base Price	Expiration	Appreciation for Option Term
Name	Granted	in 2005	($/Share)(1)	Date	5%	10%
Kenneth C. Carter, Ph.D.	146,670	22%	$6.00	10/26/2016	$625,113	$1,630,780
	108,421	16%	$5.50	11/30/2016	$423,586	$1,105,042
Gary Lessing	43,543	7%	$6.00	10/26/2016	$185,582	$484,142
	83,256	13%	$5.50	11/30/2016	$325,270	$484,557
Thomas G. David	34,834	5%	$6.00	10/26/2016	$148,464	$203,850
	10,753	2%	$5.50	11/30/2016	$73,152	$190,838
James H. Meade, Ph.D.	18,334	3%	$6.00	10/26/2016	$78,140	$203,850
	18,724	3%	$5.50	11/30/2016	$73,152	$190,838
David K. Bol, Ph.D.	18,141	3%	$6.40	06/20/2015	$73,016	$185,037
	17,920	3%	$6.00	10/26/2016	$76,376	$199,247
	19,703	3%	$5.50	11/30/2016	$76,977	$200,806

(1)	Prior to the completion of our initial public offering, in the absence of a public trading market for our stock, the exercise price per share of each option was equal to the fair market value of our common stock on the date of grant as determined by our Board of Directors.
     Aggregate Option Exercises in 2005 and 2005 Year-End Options. The following table presents certain information at the end of 2005 concerning the exercise of stock options, the number of unexercised options and the value of unexercised options to purchase our common stock held by our named executive officers, distinguishing between options that are exercisable and those that are not exercisable.

					Value of Unexercised In-the-
	Shares		Number of Unexercised		Money Options at
	Acquired on	Value	Options at Year End		Year End($)(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth C. Carter, Ph.D.	—	$—	180,081	275,010	$299,105	$25,895
Gary Lessing	—	—	57,812	128,362	75,156	2,032
Thomas G. David	—	—	43,281	49,806	76,265	5,485
James H. Meade, Ph.D.	—	—	8,750	53,308	11,375	21,125
David K. Bol, Ph.D.	—	—	6,375	55,684	5,340	2,843

(1)	Calculated by multiplying the number of unexercised in-the-money options outstanding at December 31, 2005 by the difference between the fair market value of the underlying option shares at December 30, 2005, $4.50, and the option exercise price.
Employment Agreements
     We have employment agreements with each of the executive officers named in the Summary Compensation Table. The following is a description of these agreements.
     Kenneth C. Carter, Ph.D. Dr. Carter’s employment agreement provides for his at-will employment as our President and Chief Executive Officer. Under the terms of his agreement, Dr. Carter is entitled to a minimum starting salary of $165,000 per year and qualifies for annual bonuses based on company and individual performance, subject to the discretion of our Board of Directors. Dr. Carter’s annual salary is subject to adjustment by our Board of Directors but may not be less than that provided in his employment agreement. In addition, Dr. Carter is entitled to a minimum initial grant of options to acquire 15,625 shares of our common stock, which was awarded in April 2000. The agreement also provides that in the event Dr. Carter is terminated without “cause” or terminates his employment for “good reason” he is entitled to full accelerated vesting on all of his unvested options, 18 months of salary and benefits continuation and any bonus awarded at the discretion of our Compensation Committee pro-rated through the date of his termination.
     “Good reason” is defined under Dr. Carter’s agreement as (1) termination by the employee within 18 months of a “change in control;” or (2) termination by the employee within 3 months of a material diminution in responsibilities as Chief Executive Officer, no longer reporting to our Board of Directors or the employee’s principal workplace changing to more than 50 miles from his current residence at the time of entering into the employment agreement.
     Thomas G. David. Mr. David’s employment agreement provides for his at-will employment as our General Counsel and Director of Operations. Under the terms of his agreement, Mr. David is entitled to a minimum starting salary of $135,000 per year and qualifies for annual bonuses based on the attainment of goals set by our Chief Executive Officer and our Board of Directors. Mr. David’s annual salary is subject to adjustment by our Board of Directors but may not be less than that provided in his employment agreement. In addition, Mr. David is entitled to a minimum initial grant of options to acquire 8,750 shares of our common stock, which was awarded in April 2000. The agreement also provides that in the event Mr. David is terminated without “cause” or terminates his employment for “good reason” he is entitled to accelerated vesting on one-half of his unvested options, 12 months of salary and benefits continuation and any bonus awarded at the discretion of our Compensation Committee pro-rated through the date of his termination.
     “Good reason” is defined under Mr. David’s agreement as (1) termination by the employee within 18 months of a “change in control;” (2) termination by the employee within 3 months of a material diminution in responsibilities as General Counsel and Director of Operations, no longer reporting to Dr. Carter or his principal workplace changing to more than 50 miles from his current residence at the time of entering into the employment agreement; or (3) the employee dying while our employee.
     Gary Lessing. Mr. Lessing’s employment agreement provides for his at-will employment as our Chief Financial Officer. Under the terms of his agreement, Mr. Lessing is entitled to a minimum starting salary of $205,000 per year and qualifies for annual bonuses based on the attainment of goals set by our Chief Executive Officer and our Board of Directors. Mr. Lessing’s annual salary is subject to adjustment by our Board of Directors but may not be less than that provided in his employment agreement. In addition, Mr. Lessing is entitled to a minimum grant of options to acquire 46,875 shares of our common stock, which was awarded in October 2001. The agreement also provides that in the event Mr. Lessing is terminated without “cause” or terminates his employment for “good reason” he is entitled to 12 months of salary continuation. Additionally, in the event of a “change of control,” Mr. Lessing is entitled to accelerated vesting on all of his unvested stock options.
     “Good reason” is defined under Mr. Lessing’s agreement as (1) termination by the employee within 18 months of a “change in control;” (2) termination by the employee within 3 months of a material diminution in responsibilities as Chief Financial Officer or his principal workplace changing to more than 75 miles from his current residence at the time of entering into the employment agreement; (3) a diminution in salary; or (4) the failure of our Compensation Committee to have approved the option grant described above.
     James H. Meade, Ph.D. Dr. Meade’s employment agreement provides for his at-will employment as Vice President of Business Development. Under the terms of his agreement, Dr. Meade is entitled to a minimum starting salary of $200,000 per year and qualifies for annual bonuses based on the attainment of corporate and individual performance goals determined by our Compensation Committee and approved by our Board of Directors. Dr. Meade’s annual salary is subject to adjustment by our Board of Directors but may not be less than that provided in his employment agreement. In addition, Dr. Meade is entitled to a minimum grant of options to acquire 25,000 shares of our common stock, which was awarded in February 2004. The agreement also provides that in the event Dr. Meade is terminated without “cause” or terminates his employment for “good reason” he is entitled to 6 months of salary continuation.
     “Good reason” is defined under Dr. Meade’s agreement as (1) termination by the employee within 18 months of a “change in control;” (2) termination by the employee within 3 months of a material diminution in responsibilities as Vice President of Business Development or his principal workplace changing to more than 50 miles from his current residence at the time of entering into the employment agreement; or (3) the employee dying while our employee.
     David R. Bol, Ph.D. Dr. Bol’s employment agreement provides for his at-will employment as Vice President of Pharmaceutical Development. Under the terms of his agreement, Dr. Bol is entitled to a minimum starting salary of $195,000 per year and qualifies for annual bonuses based on the attainment of goals set by our Compensation Committee and approved by our Board of Directors. Dr. Bol’s annual salary is subject to adjustment by our Board of Directors but may not be less than that provided in his employment agreement. In addition, Dr. Bol is entitled to a minimum grant of options to acquire 18,140 shares of our common stock, which was awarded in April 2005. The agreement also provides that in the event Dr. Bol is terminated without “cause” or terminates his employment for “good reason” he is entitled to 6 months of salary and benefits continuation.
     “Good reason” is defined under his agreement as (1) termination by the employee within 18 months of a “change in control;” (2) termination by the employee within 3 months of a material diminution in responsibilities as Vice President of Pharmaceutical Development or his principal workplace changing to more than 50 miles from his current residence at the time of entering into the employment agreement; or (3) the employee dying while our employee.
     Definition of “Cause” and “Change of Control.” Under each of the foregoing employment agreements “cause” is defined as (1) the conviction of a felony which adversely affects the employee’s ability to perform his obligations to us or materially adversely affects our business activities, reputation, goodwill or image; (2) willful disloyalty, deliberate dishonesty or breach of fiduciary duty; (3) breach of the terms of the employee’s employment agreement or failure or refusal to carry out any material tasks assigned to the employee (subject to prior notice and an opportunity to cure); (4) the commission of any fraud, embezzlement or deliberate disregard of our rules and policies; or (5) the material breach by the employee of the provisions of our confidentiality and non-competition agreement to which the employee is subject.
     Each agreement defines “change of control” as: (1) any “person” or “group” of persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities; (2) during any two year period, individuals who constitute our Board of Directors at the beginning of such period, together with any new directors elected or appointed during the period whose election or appointment resulted from a vacancy on the Board caused by retirement, death, or disability of a director and whose election or appointment was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority of our Board; (3) we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person; (4) we consolidate with, or merge with or into another entity, or any entity consolidates with, or merges with or into, us, in which the owners of our outstanding voting stock immediately prior to such merger or consolidation do not represent at least a majority of the voting power in the surviving entity after the merger or consolidation; or (5) our stockholders approve a plan of liquidation or dissolution.
     Confidentiality, Assignment of Inventions and Non-Competition. Each executive officer has signed a confidentiality, assignment of inventions and non-competition agreement providing for the protection of our confidential information and the ownership of intellectual property developed by such executive officer. In addition, these agreements prohibit our executive officers during the term of their employment and for a period of two years thereafter from soliciting our employees and consultants to terminate their employment or consultancy with us and further prohibit our executive officers from competing with our business during the term of their employment and for a period of six months thereafter (12 months in the case of Mr. Lessing).
Equity Compensation Plan Information
     The following table sets forth information about securities available for issuance under our equity compensation plans as of December 31, 2005:

(c)
	(a)		Number of Securities
	Number of		Remaining Available
	Securities to		for Future Issuance
	be Issued Upon	(b)	Under Equity
	Exercise of	Weighted-Average	Compensation
	Outstanding	Exercise Price of	Plans Excluding
	Options,	Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in Column (a)
Equity compensation plans approved by security holders (1)	1,660,407	$7.34	278,858
Equity compensation plans not approved by security holders	0	N/A	0

Total	1,660,407	$7.34	278,858

(1)	Consists of shares of common stock to be issued upon exercise of outstanding options granted under our Amended and Restated 1999 Stock Plan (the “1999 Plan”) and our Incentive Plan. Of these plans, the only plan under which options may be granted in the future is the Incentive Plan.
401(k) Savings Plan
     We have adopted a tax-qualified employee savings and retirement plan, or 401(k) plan, that covers all of our employees who have completed three months of service and have attained age 21. Pursuant to our 401(k) plan, participants may elect to contribute up to 25% of their annual pretax earnings, up to federally allowed maximum limits, to the 401(k) plan. We may make matching contributions in our discretion. Any matching contributions vest over four years. For the years ended December 31, 2003, 2004 and 2005, we did not make any matching contributions.
Compensation Committee Interlocks and Insider Participation
     Dr. Scott, Mr. Van Beneden and Dr. Walton serve on our Compensation Committee, and served during 2005. None of these individuals is currently, or was during 2005, one of our officers or employees. In addition, none of these individuals serves as a member of the board of directors or on the compensation committee of any company that has an executive officer serving on our Board of Directors or our Compensation Committee. During 2005, Mr. Van Beneden and Dr. Walton had certain relationships with the Company as described in the following section entitled “Certain Relationships and Related Transactions.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Conversion of Preferred Stock
     Simultaneously with the closing of our initial public offering on October 4, 2005, our Series A preferred stock and Series B preferred stock converted into 4,747,188 shares of our common stock. Of these 4,747,188 shares, an aggregate of 2,979,650 shares were issued to the following beneficial owners of more than five percent of our voting securities and one of our directors:

Number of Shares of Common
Stock Issued Upon
Name	Conversion of Preferred Stock
Entities affiliated with AIG Global Investment Corp.	437,500
Entities affiliated with Euclid SR Partners, L.P.(1)	500,000
Entities affiliated with Forward Ventures IV Associates, LLC(2)	406,250
Entities affiliated with GIMV N.V.(3)	628,172
Entities affiliated with OBP Management, III L.P.(4)	503,318
Capital Technologies CDPQ, Inc.	500,000
Bradley G. Lorimier (Director)	4,410

Total	2,979,650

(1)	Dr. Raymond J. Whitaker, a member of our Board of Directors, is a general partner of EuclidSR Partners, L.P.

(2)	Dr. Ivor Royston, a member of our Board of Directors, is a managing member of Forward Ventures IV Associates, LLC.

(3)	Patrick Van Beneden, a member of our Board of Directors, is Executive Vice President Life Sciences of GIMV N.V.

(4)	Dr. Alan G. Walton, a member of our Board of Directors, is a general partner of OBP Management III, L.P.
Unsecured Financing
     In April 2005, we completed a financing in which we issued approximately $5.0 million in principal amount of convertible notes. The convertible notes bore interest at the rate of 8% per annum and simultaneously with the closing of our initial public offering on October 4, 2005, converted into 504,152 shares of our common stock. Convertible notes in the aggregate principal amount of approximately $3.5 million were sold to the following beneficial owners of more than five percent of our voting securities and one of our directors:

		Number of Shares of Common
		Stock Issued upon
	Principal Amount of	Conversion of Convertible
Name	Convertible Notes	Notes
Entities affiliated with AIG Global Investment Corp.	$463,192	46,182
Entities affiliated with EuclidSR Partners, L.P.(1)	529,362	53,237
Entities affiliated with Forward Ventures IV Associates, LLC(2)	505,918	50,940
Entities affiliated with GIMV N.V.(3)	816,683	82,035
Entities affiliated with OBP Management III, L.P.(4)	684,497	68,921
Capital Technologies CDPQ Inc.	529,362	53,216
Bradley G. Lorimier (Director)	4,668	470

Total	$3,533,676	355,002

(1)	Dr. Raymond J. Whitaker, a member of our Board of Directors, is a general partner of EuclidSR Partners, L.P.

(2)	Dr. Ivor Royston, a member of our Board of Directors, is a managing member of Forward Ventures IV Associates, LLC.

(3)	Patrick Van Beneden, a member of our Board of Directors, is Executive Vice President Life Sciences of GIMV N.V.

(4)	Dr. Alan G. Walton, a member of our Board of Directors, is a general partner of OBP Management III, L.P.
Line of Credit Facility
     In September and August 2005, we received commitments from certain of our existing investors under a line of credit facility, including the following beneficial owners of more than five percent of our voting securities and one of our directors, to provide up to $6.5 million to us to support our operations. Pursuant to the facility, we were permitted to draw advances from time to time with the unanimous authorization of our Board of Directors prior to the closing of our initial public offering. No advances were drawn under the line of credit facility and the facility was terminated in connection with our initial public offering on October 4, 2005.

Name	Line of Credit Commitment
Entities affiliated with AIG Global Investment Corp.	$516,458
Entities affiliated with EuclidSR Partners, L.P.(1)	590,400
Entities affiliated with Forward Ventures IV Associates, LLC(2)	639,423
Entities affiliated with GIMV N.V.(3)	988,719
Entities affiliated with OBP Management III, L.P.(4)	750,000
Capital Technologies CDPQ Inc.	590,600
Bradley G. Lorimier (Director)	6,940

Total	$4,082,540

(1)	Dr. Raymond J. Whitaker, a member of our Board of Directors, is a general partner of EuclidSR Partners, L.P.

(2)	Dr. Ivor Royston, a member of our Board of Directors, is a managing member of Forward Ventures IV Associates, LLC.

(3)	Patrick Van Beneden, a member of our Board of Directors, is Executive Vice President Life Sciences of GIMV N.V.

(4)	Dr. Alan G. Walton, a member of our Board of Directors, is a general partner of OBP Management III, L.P.
Participation in Initial Public Offering
     The following beneficial owners of more than five percent of our voting securities purchased a total of 1,048,000 shares of our common stock in our initial public offering at the public offering price of $10.50 per share.

Number of Shares of Common Stock
Name	Purchased in Initial Public Offering
Entities affiliated with AIG Global Investment Corp.	163,900
Entities affiliated with EuclidSR Partners, L.P.(1)	203,900
Entities affiliated with Forward Ventures IV Associates, LLC(2)	136,000
Entities affiliated with GIMV N.V.(3)	181,400
Entities affiliated with OBP Management III, L.P.(4)	181,400
Capital Technologies CDPQ Inc.	181,400

Total	1,048,000

(1)	Dr. Raymond J. Whitaker, a member of our Board of Directors, is a general partner of EuclidSR Partners.

(2)	Dr. Ivor Royston, a member of our Board of Directors, is a managing member of Forward Ventures Associates, LLC.

(3)	Patrick Van Beneden, a member of our Board of Directors, is Executive Vice President Life Sciences of GIMV N.V.

(4)	Dr. Alan G. Walton, a member of our Board of Directors, is a general partner of OBP Management III, L.P.
Registration Rights
     As of April 15, 2006, the holders of 6,961,269 shares of our common stock have rights to require us to file registration statements under the Securities Act of 1933 or to include their shares in registration statements that we may file in the future for ourselves or other stockholders. Additionally, two holders of warrants to purchase a total of 33,125 shares of our common stock also will be entitled to include shares issued upon the exercise of these warrants in registration statements that we may file in the future. Persons having registration rights include the following beneficial owners of more than five percent of our voting securities and one of our directors:

Name	Number of Shares
Entities affiliated with AIG Global Investment Corp.	647,582
Entities affiliated with EuclidSR Partners, L.P.(1)	757,137
Entities affiliated with Forward Ventures IV Associates, LLC(2)	593,190
Entities affiliated with GIMV N.V.(3)	891,607
Entities affiliated with OBP Management III, L.P.(4)	841,139
Capital Technologies CDPQ Inc.	734,616
Entities affiliated with Biotechnology Value Fund, L.P.	866,666
Bradley G. Lorimier (Director)	8,880

Total	5,340,818

(1)	Dr. Raymond J. Whitaker, a member of our Board of Directors, is a general partner of EuclidSR Partners.

(2)	Dr. Ivor Royston, a member of our Board of Directors, is a managing member of Forward Ventures Associates, LLC.

(3)	Patrick Van Beneden, a member of our Board of Directors, is Executive Vice President Life Sciences of GIMV N.V.

(4)	Dr. Alan G. Walton, a member of our Board of Directors, is a general partner of OBP Management III, L.P.
Consulting Agreements
     Two of our directors receive compensation under consulting agreements with us. Under our consulting agreement with Mr. Lorimier, Mr. Lorimier receives compensation in the amount of $10,000 per month for services rendered to us in support of our business development efforts and received a grant of options to acquire 6,875 shares of our common stock. Mr. Lorimier’s consulting agreement continues until December 31, 2006, subject to earlier termination upon 90 days prior notice by either us or Mr. Lorimier to the other party to the consulting agreement. Mr. Lorimier received $120,000 in each of 2003, 2004 and 2005 under this agreement.
     In addition, Dr. Kurman is a party to a consulting agreement with us pursuant to which he is paid for services rendered in support of our scientific research. Dr. Kurman’s consulting agreement renews for successive one year periods on January 1st of each year, subject to earlier termination upon seven days prior notice by either us or Dr. Kurman to the other party to the consulting agreement. Dr. Kurman received $3,273 and $12,300 in 2004 and 2005, respectively under his consulting agreement. Additionally, Dr. Kurman received a grant of options to acquire 1,000 shares of our common stock under his consulting agreement.
Other Relationships
     Dr. Carter is a director and minority shareholder in NeoDiagnostix, a privately held company focused on providing oncology diagnostic testing on a fee-for-service basis. On December 1, 2005, Avalon entered into a contract to lease certain unused equipment to NeoDiagnostix for a six-month period following disclosure to our Board of Directors of Dr. Carter’s relationship with NeoDiagnostix and approval of the transaction by independent members of our Board of Directors. A maximum of $16,000 in rental payments is due under the contract.
Employment Agreements and Indemnification Agreements
     Each of our executive officers is a party to an employment agreement with us. See “Executive Compensation—Employment Agreements.” In addition, we have entered into separate indemnification agreements with our directors and executive officers in addition to the indemnification provided for in our amended and restated certificate of incorporation and in our amended and restated bylaws.

PROPOSAL 2—AMENDMENT OF
THE AVALON PHARMACEUTICALS INC.
2005 OMNIBUS LONG-TERM INCENTIVE PLAN
     The Company’s stockholders are asked to approve an amendment to the Company’s 2005 Omnibus Long-Term Incentive Plan (the “Incentive Plan”).
     Subject to stockholder approval, the Board of Directors amended the Incentive Plan in April 2006 to increase the number of shares reserved for issuance under the Incentive Plan by 591,844 shares from 989,738 shares to 1,581,582 shares, subject to adjustment in the event of a stock split, stock dividend, or other similar change in the common stock or capital structure of the Company as set forth in the Incentive Plan. The Incentive Plan is intended to enable the Company to attract and retain the best available personnel for positions, to provide additional incentive to employees, directors and consultants and to promote the success of the Company’s business. The Board believes that the Company’s long term success is dependent upon the ability of the Company to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company.
     The Board of Directors recommends that you vote “FOR” approval of the amendment of the Incentive Plan.
     A description of the principal terms and proposed amendment of the Incentive Plan is set forth below. This description is qualified in its entirety by the terms of the Incentive Plan, a copy of which is attached, as proposed to be amended, to this Proxy Statement as Annex B.
Description of Incentive Plan
     Overview. Effective upon the closing of the Company’s initial public offering, our Board of Directors and stockholders approved the Incentive Plan. The purpose of the Incentive Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, our officers, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in our operations and future success.
     At the inception of the Incentive Plan, 989,738 shares were reserved for issuance under the Incentive Plan. If the amendment of the Incentive Plan is approved by our stockholders, the number of shares reserved for issuance under the Incentive Plan will increase to 1,581,582 shares. Additionally, shares that become available due to forfeiture of outstanding awards under our 1999 Plan are available for awards under the Incentive Plan. As of April 28, 2006, awards totaling 732,112 shares have been granted under the Incentive Plan. The maximum number of shares subject to options that can be awarded under the Incentive Plan to any person is 825,000 shares per year. The maximum number of shares that can be awarded under the Incentive Plan to any person, other than pursuant to an option, is 825,000 shares per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $3,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $5,000,000.
     Administration. The Incentive Plan is administered by our Compensation Committee. Subject to the terms of the Incentive Plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the Incentive Plan. Options and stock appreciation rights may not be amended to lower their exercise prices without stockholder approval.
     Stock Reserved for Issuance Under the Incentive Plan. The common stock to be issued under the Incentive Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Incentive Plan. In addition, if the exercise price of an option, or the withholding obligation of a grantee with respect to any award, is satisfied by tendering shares (including by attestation) or withholding shares, the number of shares tendered or withheld will not reduce the number of shares available under the Incentive Plan.

Shares issued under the Incentive Plan pursuant to awards assumed in connection with mergers and acquisitions by us also will not reduce the number of shares reserved for issuance under the Incentive Plan.
     Eligibility. Awards may be made under the Incentive Plan to our employees or our consultants, including to any such person who is an officer or director, and to any other individual whose participation in the Incentive Plan is determined to be in our best interests by our Compensation Committee.
     Amendment or Termination of the Plan. The Board of Directors may terminate or amend the Incentive Plan at any time and for any reason; provided, that, no amendment may adversely impair the rights of grantees with respect to outstanding awards without their consent. Further, unless terminated earlier the Incentive Plan will terminate ten years after its effective date. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations.
Types of Awards Available for Grant Under the Incentive Plan
     Options. The Incentive Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options (“non-qualified stock options”). The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant. An exception to these requirements is made for options that we grant in substitution for options held by employees of companies that we acquire. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.
     The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised.
     Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee. In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of our common stock (which if acquired from us have been held by the optionee for at least six months), or by means of a broker-assisted cashless exercise.
     Stock options granted under the Incentive Plan may not be sold, transferred, pledged, or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.
     Other Awards. The Compensation Committee may also award under the Incentive Plan:
•	restricted stock, which is shares of common stock subject to restrictions;

•	stock units, which are common stock units subject to restrictions;

•	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock;

•	stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the Compensation Committee and subject to applicable law, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee;

•	unrestricted stock, which are shares of common stock granted without restrictions as a bonus; and

•	performance and annual incentive awards, ultimately payable in common stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below).
     Section 162(m) of the Internal Revenue Code Compliance. Section 162(m) of the Internal Revenue Code limits publicly-held companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “covered employees”). However, performance-based compensation is excluded from this limitation. The Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).
     Business Criteria. One or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals for awards intended to qualify as performance-based that are granted to “covered employees” subject to Section 162(m) of the Internal Revenue Code:
•	total stockholder return;

•	such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;

•	net income;

•	pretax earnings;

•	earnings before interest expense, taxes, depreciation and amortization;

•	pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on capital;

•	return on investment;

•	operating earnings;

•	working capital;

•	ratio of debt to stockholders’ equity;

•	revenue;

•	licensing, partnership or other strategic transactions; and

•	product development milestones

     Effect of Certain Corporate Transactions. Certain change of control transactions involving us, such as a sale of Avalon, may cause awards granted under the Incentive Plan to vest, unless the awards are continued or substituted for by the surviving company in connection with the change of control transaction. Upon such a transaction the Board may elect to cancel outstanding awards in exchange for cash or securities equal in value to the shares subject to the award, less, in the case of stock options and stock appreciation rights, the aggregate exercise price.
     Adjustments for Stock Dividends and Similar Events and Other Changes in Capitalization. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Incentive Plan, including the individual limitations on awards, to reflect common stock dividends, stock splits, extraordinary cash dividends and other similar events. Such changes shall also be made in the event of changes in the number or kind of our shares resulting from recapitalizations, reorganizations or mergers which are not change of control transactions.
Federal Income Tax Consequences
     Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for us. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.
     For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income.
     Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or for us. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
     Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

     Stock Units. There are no immediate tax consequences of receiving an award of stock units under the Incentive Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
     Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
     Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights that is settled in common stock under the Incentive Plan. Upon exercising a stock appreciation right that is settled in common stock, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The Company does not currently intend to grant cash-settled stock appreciation rights. We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
     Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
     Unrestricted Common Stock. Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Plan Benefits
     As of the date of this Proxy Statement, no executive officer, employee or director, and no associate of any executive officer or director, has been granted any options subject to stockholder approval of the amendment of the Incentive Plan. The benefits to be received by the Company’s directors, executive officers and employees pursuant to the amended Incentive Plan are not determinable at this time.
     Since the inception of the Incentive Plan, options to purchase shares of the Company’s common stock have been granted to certain persons or groups of persons as set forth in the following table:

Name and Principal Position	Number of Options
Kenneth C. Carter, Ph.D. President, Chief Executive Officer and Director	255,091
Gary Lessing Executive Vice President and Chief Financial Officer	126,799
Thomas G. David Senior Vice President and General Counsel	45,587
James H. Meade, Ph.D. Vice President of Business Development	37,058
David K. Bol, Ph.D. Vice President of Pharmaceutical Development	37,623

All Executive Officers	502,158

Non-Employee Directors	98,000

All Employees (other than executive officers)	131,954
     Our executive officers and directors have a financial interest in this proposal to the extent that it increases the number of shares available for issuance under the Incentive Plan to all eligible participants.

REPORT OF THE AUDIT COMMITTEE
     The Board of Directors appoints the Audit Committee each year. The mission of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.
     As set forth in its charter, a copy of which is attached as Annex A to this Proxy Statement, the Audit Committee’s role is one of oversight. The mission of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, and encompasses: the integrity of the financial statements of the Company; the adequacy of the Company’s system of internal controls; the compliance by the Company with legal and regulatory requirements; the qualifications and independence of the Company’s independent auditors; and the performance of the Company’s independent and internal auditors. The Company’s management is responsible for preparing the Company’s financial statements and the independent registered public accountants are responsible for auditing those financial statements and expressing an opinion as to their conformity with Generally Accepted Accounting Principles.
     In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent registered public accountants, the Company’s audited financial statements contained in the Company’s 2005 Annual Report on Form 10-K. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as well as the independence of Ernst & Young LLP from the Company and its management. Ernst & Young LLP provided the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also received from Ernst & Young LLP written confirmations with respect to the non-audit services provided to the Company by Ernst & Young LLP and considered whether the provision of such non-audit services was compatible with maintaining Ernst & Young LLP’s independence.
     The members of the Audit Committee are not professional accountants or auditors and, in performing their oversight role, rely without independent verification on the information and representations provided to them by management and Ernst & Young LLP. Accordingly, the Audit Committee’s review does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s activities do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principals generally accepted in the United States of America or that the Company’s independent auditors are in fact independent.
     Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report to Stockholders and its Annual Report on Form 10-K filed with the SEC and determined, subject to ratification by the Company’s stockholders, to retain Ernst & Young LLP as independent registered public accountants to conduct an integrated audit of the Company’s 2006 consolidated financial statements and internal control over financial reporting as of and for the year ending December 31, 2006.
Alan Walton, Ph.D.
Raymond Whitaker, Ph.D.
Ivor Royston, Ph.D.
     You should not consider this report to be “soliciting materials” or to be “filed” with the SEC. It also is not subject to the liabilities of Section 18 of the Exchange Act. In addition, this report shall not be deemed to be incorporated by reference into any prior or subsequent filing by Avalon under the federal securities laws.

PROPOSAL 3—APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     The Audit Committee approved the appointment of Ernst & Young LLP as independent registered public accountants for the 2006 fiscal year, subject to stockholder ratification. The Audit Committee, in making its determination, reviewed the performance of Ernst & Young LLP in prior years as well as the firm’s reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Ernst & Young LLP in these respects.
     Ernst & Young LLP has served as the Company’s independent registered public accountant since the Company’s inception. Representatives of Ernst & Young LLP will be present at the stockholders’ meeting and will have the opportunity to make such statements as they may desire. They will also be available to respond to appropriate questions from the stockholders present.
     The Board of Directors recommends that you vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.
Principal Accountant Fees and Services
     Ernst & Young LLP has been our independent registered public accounting firm since our inception in 1999. Our Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Ernst & Young LLP’s independence.
     The following table shows the fees that were billed to Avalon by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2005 and December 31, 2004.

Fee Category	2005	2004
Audit Fees	$453,952	$66,900
Audit-Related Fees	—	—
Tax Fees	11,235	6,800
All Other Fees	—	—

Total Fees	$465,187	$73,700
Audit Fees
     This category includes fees for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Also included in audit fees are fees relating to the review of SEC registration statements filed in connection with our initial public offering and the registration of shares of our common stock issuable under our Incentive Plan, the issuance of comfort letters and assistance with accounting guidelines on completed transactions.
Audit-Related Fees
     We did not pay any other audit-related fees to Ernst & Young LLP in connection with their services in 2005 and 2004.
Tax Fees
     This category includes fees for tax compliance services.
All Other Fees
     We did not pay any other fees to Ernst & Young LLP in connection with their services in 2005 and 2004.

Pre-Approval of Services
     Our Audit Committee has established the following procedures, consistent with its charter, regarding the engagement of Avalon’s independent auditor to perform services for Avalon.
     For audit services (including statutory audit engagements as required under local country laws), the independent auditor provides the Audit Committee with an engagement letter during the first fiscal quarter of each year outlining the scope of the audit services proposed to be performed during the fiscal year. If agreed to by the Audit Committee, this engagement letter is formally accepted by the Audit Committee at its committee meeting. The independent auditor must submit to the Audit Committee for approval an audit services fee proposal after acceptance of the engagement letter.
     For non-audit services, our senior management submits from time to time to the Audit Committee for approval non-audit services that it recommends the Audit Committee engage the independent auditor to provide for the fiscal year. Our senior management and the independent auditor each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. In addition to the list of planned non-audit services submitted to the Audit Committee, a budget estimating non-audit service spending for the fiscal year is provided to the Audit Committee. The Audit Committee approves both the list of permissible non-audit services and the budget for such services. The Audit Committee must be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.
     To ensure prompt handling of unexpected matters, the Audit Committee has delegated to the Chairman of the Audit Committee the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman must report action taken to the Audit Committee at the next committee meeting.
     The independent auditor must ensure that all audit and non-audit services provided to Avalon have been approved by the Audit Committee. The Chief Financial Officer is responsible for tracking all independent auditor fees against the budget for such services and for reporting on such fees at least annually to the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     Set forth below is information relating to the beneficial ownership of our common stock as of April 15, 2006, by: (i) each person known by us to beneficially own more than 5% of our outstanding shares of common stock; (ii) each of our directors; (iii) our Chief Executive Officer and four highest compensated executive officers other than our Chief Executive Officer; and (iv) all of our directors and executive officers as a group.
     Unless otherwise indicated and subject to community property laws where applicable, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise noted in the footnotes, the address for each principal stockholder is in care of Avalon Pharmaceuticals, Inc. at 20358 Seneca Meadows Parkway, Germantown, Maryland 20876.

	Number of Shares	Percentage of Shares
	Beneficially Owned	Beneficially
Name of Beneficial Owner	as of April 15, 2006	Owned(1)(2)
Kenneth C. Carter, Ph.D.(3)	383,722	3.3%
Gary Lessing (4)	113,325	*
Thomas G. David (5)	83,678	*
James H. Meade, Ph.D.(6)	31,924	*
David K. Bol, Ph.D.(7)	28,203	*
Alan G. Walton, Ph.D., D.Sc.(8)	858,301	7.3%
Patrick Van Beneden(9)	895,358	7.6%
Michael R. Kurman, M.D.(10)	9,947	*
Bradley G. Lorimier(11)	27,713	*
Ivor Royston, M.D.(12)	605,213	5.1%
William A. Scott, Ph.D.(13)	14,225	*
Raymond J. Whitaker, Ph.D.(14)	767,421	6.5%
William H. Washecka(15)	1,250	*
Entities affiliated with Biotechnology Value Fund, L.P.(16)	866,666	7.3%
Entities affiliated with AIG Global Investment Corp.(17)	647,582	5.5%
Entities affiliated with EuclidSR Partners, L.P.(18)	760,887	6.5%
Entities affiliated with Forward Ventures IV Associates, LLC(19)	596,940	5.1%
Entities affiliated with GIMV N.V.(20)	895,358	7.6%
Entities affiliated with OBP Management III, L.P.(21)	844,889	7.2%
Capital Technologies CDPQ Inc.(22)	734,616	6.2%
All directors and officers as a group (13 persons)	3,823,280	32.5%

*	Less than one percent

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes shares of common stock to which the person has sole or shared voting or investment power with respect to shares of common stock including those shares that the person has the right to acquire within 60 days after April 15, 2006, through the exercise of any stock option or other right. Shares of common stock subject to options or rights currently exercisable or exercisable within 60 days of April 15, 2006 are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or right but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Based on 10,097,689 shares of Avalon common stock outstanding on April 15, 2006.

(3)	Includes 379,972 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2006 and 3,750 shares of common stock held in trust for the benefit of Dr. Carter’s minor child for which Dr. Carter disclaims beneficial ownership.

(4)	Includes 113,325 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2006.

(5)	Includes 83,678 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2006.

(6)	Includes 31,924 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2006.

(7)	Includes 28,203 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2006.

(8)	Includes (i) 7,416 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2006, and (ii) securities held by entities affiliated with OBP Management III L.P. Dr. Walton disclaims beneficial ownership of the securities held by entities affiliated with OBP Management III L.P. except to the extent of his pecuniary interest therein. Dr. Walton’s business address is c/o Oxford Bioscience Partners, 315 Post Road West, Westport, CT 06880.

(9)	Includes securities held by entities affiliated with GIMV N.V. Mr. Van Beneden disclaims beneficial ownership of the shares held by entities affiliated with GIMV N.V. The business address for Mr. Van Beneden is c/o GIMV N.V., Karel Oomsstraat 37, B-2018, Antwerp, Belgium.

(10)	Includes 8,297 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2006.

(11)	Includes (i) 8,880 shares of common stock, and (ii) 18,833 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2006.

(12)	Includes (i) 5,666 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2006, and (ii) securities held by entities affiliated with Forward Ventures IV Associates, LLC. Dr. Royston disclaims beneficial ownership of the securities held by entities affiliated with Forward Ventures IV Associates, LLC except to the extent of his pecuniary interest therein. Dr. Royston’s business address is c/o Forward Ventures, 9393 Towne Centre Drive, Suite 200, San Diego, CA 92121.

(13)	Includes 14,225 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2006.

(14)	Includes (i) 5,666 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2006, and (ii) securities held by entities affiliated with EuclidSR Partners, L.P. Dr. Whitaker disclaims beneficial ownership of the securities held by entities affiliated with EuclidSR Partners, L.P. except to the extent of his pecuniary interest therein. Dr. Whitaker’s business address is c/o EuclidSR Partners, 45 Rockefeller Plaza, Suite 3240, New York, NY 10111.

(15)	Includes 1,250 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2006.

(16)	Includes (i) 494,072 shares of common stock held by BVF Investments L.L.C. (“Investments”), (ii) 188,275 shares of common stock held by Biotechnology Value Fund, L.P. (“BVF”), (iii) 129,513 shares of common stock held by Biotechnology Value Fund II, L.P. (“BVF II”) and (iv) 54,806 shares of common stock held by Investment 10, L.L.C. (“ILL10”). BVF Partners L.P. (“BVF Partners”) and BVF Inc. share voting and dispositive power over shares of the common stock beneficially owned by BVF, BVF II, Investments and those owned by ILL10, on whose behalf BVF Partners acts as an investment manager and, accordingly, BVF Partners and BVF Inc. have beneficial ownership of all of the shares of the common stock owned by such parties. The address for entities affiliated with Biotechnology Value Fund, L.P. is One Sansome Street, 39th Floor, San Francisco, CA 94104.

(17)	Includes (i) 207,358 shares of common stock held by Commerce & Industry Issuance Company, (ii) 125,445 shares of common stock held by AIG Horizon Partners Fund, L.P., (iii) 102,511 shares of common stock held by AIG Horizon Side-by-Side Fund L.P., and (iv) 48,368 shares of common stock held by AIG Private Equity Partners I L.P. Pursuant to individual investment management agreements entered into with each of the affiliated entities, AIG Global Investment Corp. exercises voting and investment power over these shares through the members of its investment committee. In addition, each of these entities retains the right to exercise investment and voting power over their respective shares. The address for the entities affiliated with AIG Global Investment Group is c/o AIG Global Investment Corp., 599 Lexington Avenue, 25th Floor, New York, NY 10022.

(18)	Includes (i) 378,569 shares of common stock and 1,875 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2006 held by EuclidSR Partners, L.P. and (ii) 378,569 shares of common stock and 1,875 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2006 held by EuclidSR Biotechnology Partners, L.P. The address for the entities affiliated with EuclidSR Partners, L.P. is c/o EuclidSR Partners, 45 Rockefeller Plaza, Suite 3240, New York, NY 10111.

(19)	Includes (i) 421,461 shares of common stock and 3,750 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2006 held by Forward Ventures IV, L.P., and (ii) 35,729 shares of common stock held by Forward Ventures IV, B, L.P. Forward Ventures IV Associates, LLC is the general partner of Forward Ventures IV, L.P. and Forward Ventures IV, B, L.P. Voting and investment power over these shares is shared by the managing members of Forward Venture

Associates, including Dr. Ivor Royston. The address for the entities affiliated with Forward Ventures IV Associates, LLC is c/o Forward Ventures, 9393 Towne Centre Drive, Suite 200, San Diego, CA 92121.

(20)	Includes (i) 785,991 shares of common stock and 3,188 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2006 held by GIMV N.V., and (ii) 105,616 shares of common stock and 563 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2006 held by Adviesbeheer GIMV Life Sciences N.V. GIMV N.V. exercises voting and investment power over these shares through the members of its investment committee. The address for GIMV N.V. is Karel Oomsstraat 37, B-2018, Antwerp, Belgium.

(21)	Includes (i) 673,261 shares of common stock and 3,750 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 15, 2006 held by Oxford Bioscience Partners III, L.P., (ii) 95,954 shares of common stock held by Oxford Bioscience Partners (Bermuda) III L.P., (iii) 63,965 shares of common stock held by Oxford Bioscience Partners (Adjunct) III L.P., and (iv) 7,960 shares of common stock held by mRNA Fund L.P. OBP Management III L.P. is the general partner of Oxford Bioscience Partners III, L.P. and Oxford Bioscience Partners (Adjunct) III L.P. OBP Management (Bermuda) III Limited Partnership is the general partner of Oxford Bioscience Partners (Bermuda) III L.P., and mRNA Partners L.P. is the general partner of mRNA Fund L.P. Voting and investment power over these shares is shared by the respective general partners of OBP Management III L.P., OBP Management (Bermuda) III Limited Partnership and mRNA Partners L.P., including Dr. Alan G. Walton. The address for the entities affiliated with OBP Management III, L.P. is c/o Oxford Bioscience Partners, 315 Post Road West, Westport, CT 06880.

(22)	Includes 734,616 held by Capital Technologies CDPQ Inc. (formerly known as Sofinov Société Financière D’Innovation). Capital Technologies CDPQ Inc. is a subsidiary of Caisse de dépôt et placement du Québec, a legal person without share capital created by a special act of the Legislature of the Province de Québec. The address for Capital Technologies CDPQ Inc. is 1000 Place Jean-Paul-RioPelle, Montreal Quebec HQ2 2B3.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Exchange Act requires that our executive officers and directors and other persons who beneficially own more than 10% of a registered class of our equity securities file with the SEC initial reports of ownership and reports of changes in ownership of shares and other equity securities of Avalon. Such executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such reporting persons.
          Based solely on our review of such forms furnished to us, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with in fiscal 2005, subject to the following exceptions:
•	Mr. Glen Farmer, who during 2005 served as our principal accounting officer, filed a late initial report of ownership on Form 3; and

•	Euclid SR Partners, L.P. and EuclidSR Biotechnology Partners, L.P. filed a late initial report of ownership on Form 3 and a late Form 4 relating to (i) the automatic conversion of Avalon’s preferred stock and convertible notes into Avalon common stock upon the closing of Avalon’s initial public offering and (ii) the purchase of shares of Avalon’s common stock in Avalon’s initial public offering.
Other Proposals
          The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the meeting, it is the intention of the proxy holders to vote as recommended by the Board of Directors.
Deadline for Submission of Stockholder Proposals for Next Year’s Annual Meeting
          The proxy rules adopted by the SEC provide that certain stockholder proposals must be included in the proxy statement for the Company’s annual meeting of stockholders. For a proposal to be considered for inclusion in next year’s proxy statement, it must be submitted in writing and received by the Corporate Secretary of the Company no later than January 4, 2007. Stockholders who wish to submit a proposal at next year’s annual meeting, but do not comply with requirements for inclusion of the proposal in next year’s proxy statement, must submit the proposal in writing, to be received by the Corporate Secretary of the Company no later than March 20, 2007, which date is 45 days before the first anniversary of the date (May 4th) on which this proxy statement is first being mailed to stockholders.
Annual Report on Form 10-K
     We are providing to each stockholder as of the record date a copy of our Annual Report on Form 10-K concurrently with this Proxy Statement, as filed with the SEC, except the exhibits to the Form 10-K. We will provide copies of these exhibits upon request by eligible stockholders, and we may impose a reasonable fee for providing such exhibits. Requests for copies of such exhibits should be mailed to our Corporate Secretary, Thomas G. David, at 20358 Seneca Meadows Parkway, Germantown, Maryland 20876.
Stockholders Sharing the Same Address
          The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, commonly referred to as “householding” potentially provides extra convenience for stockholders and cost savings for companies. Because the Company utilizes the “householding” rules for proxy materials, stockholders who share the same address will receive only one copy of the annual report and proxy statement, unless the Company receives contrary instructions from any stockholder at that address. The Company will continue to mail a proxy card to each stockholder of record.
     If you prefer to receive multiple copies of the proxy statement and annual report at the same address, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may obtain additional copies by contacting us in writing to the Company c/o the Corporate Secretary at the Company’s corporate headquarters. Eligible stockholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting the Company in the same manner.
     If you are a beneficial owner (for example, you hold your shares in a brokerage or custody account), you can request additional copies of the proxy statement and annual report or you can request householding by notifying your broker, bank or nominee.
     ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

/s/ Thomas G. David

Thomas G. David
Corporate Secretary
Avalon Pharmaceuticals, Inc.
Germantown, Maryland 20876
May 1, 2006

20358 Seneca Meadows Parkway	Germantown, Maryland 20876	301-556-9900	Fax: 301-556-9910	www.AvalonRx.com

ANNEX A
AVALON PHARMACEUTICALS, INC.
AUDIT COMMITTEE CHARTER
I. Overview.
     The Audit Committee is appointed by the Board of Directors (the “Board”) to be directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm employed by the Company and to assist in Board oversight of: (1) the integrity of the financial statements of the Company; (2) the adequacy of the Company’s system of internal controls; (3) the compliance by the Company with legal and regulatory requirements; (4) the qualifications and independence of the Company’s independent auditors; and (5) the performance of the Company’s independent and internal auditors The Audit Committee shall have the authority to engage, and obtain advice and assistance from, outside legal, accounting and other advisers, and the Company shall provide appropriate funding therefor as determined by the Audit Committee.
II. Committee Membership.
     The Audit Committee of the Board shall consist of a minimum of three directors. The members shall be appointed by the Board and may be removed by the Board in its discretion. The members shall meet the independence, experience and expertise requirements of the applicable provisions of the federal securities laws and the listing standards of the stock exchanges or stock quotation systems on which the Company’s securities are listed for audit committee members and at all times, beginning as soon as practicable after adoption of this Charter, at least one member shall be an audit committee “financial expert” as that term is defined by applicable Securities and Exchange Commission’s rules and regulations.
III. Committee Powers, Authority, Duties and Responsibilities.
A.	Approval of Audit and Non-Audit Services.
•	The Audit Committee shall have the sole authority to appoint, approve the compensation of, oversee the work of and discharge or replace independent auditor. The independent auditor shall report directly to the Audit Committee.

•	The Audit Committee shall approve in advance the provision by the independent auditors of all services to the Company whether or not related to the audit.

•	The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors and for any ordinary expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
B.	Independent Auditor Evaluation.
•	The Audit Committee shall receive from, and discuss with, the independent auditors, periodic reports, at least annually regarding: the auditors’ independence; the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditors and the Company.

•	The Audit Committee shall evaluate the performance of the independent auditors at such times as are appropriate.

•	The Audit Committee will oversee Company hiring policies for former employees of the independent auditors.
C.	Planning and Reviewing Auditing Activities.
•	The Audit Committee shall meet with the independent auditors prior to the annual audit to review the planning and staffing of the audit and other examinations or reviews of the Company’s quarterly, annual and other financial information.

•	The Audit Committee shall also review with management and the independent auditors the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of internal and external audit resources.

•	In connection with the annual audit, the Audit Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered and any management letter provided by the auditors and management’s response to any such problems or difficulties and to any management letter.

•	The Audit Committee shall review major changes to the Company’s auditing and accounting principles and practices suggested by the independent auditors or management.

•	The Audit Committee shall inquire of management, internal auditors and the Company’s independent auditors concerning any deficiencies in the Company’s policies and procedures that could adversely affect the adequacy of internal controls and the financial reporting process and review the timeliness and reasonableness of proposed corrective actions.

•	The Audit Committee shall review the appointment and replacement of the senior internal auditing executive, if any.

•	The Audit Committee shall review any significant reports to management provided by the internal auditing department, if any, and management’s responses.
D.	Review of Unaudited and Audited Financial Statements, Earnings Releases, and Information Provided to Analysts and Rating Agencies; Preparation of Proxy Disclosure.
•	The Audit Committee shall review the annual audited financial statements with management and the independent auditors, including major issues regarding accounting and auditing principles and practices, the Company’s disclosures under “Management’s Discussion and Analysis of Results of Operations and Financial Condition,” the adequacy of internal controls that could significantly affect the Company’s financial statements, any material correcting adjustments that have been identified by the independent auditors, any material off-balance sheet transactions, arrangements, obligations and other relationships of the Company with unconsolidated entities and other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Statement on Auditing Standards No. 61, Communications with Audit Committees.

•	The Audit Committee shall determine whether to recommend to the Board that the annual audited financial statements be included in the Company’s annual report on Form 10-K.

•	The Audit Committee shall review analyses and reports prepared by management and the independent auditors of significant financial reporting issues and judgments and critical accounting policies and practices in connection with the preparation of the Company’s financial statements and the ramifications of the use of alternative disclosures and treatments, the treatment preferred by the independent auditors, and other material written communications between the independent auditors and management, including any management letter or schedule of unadjusted differences.

•	The Audit Committee shall meet periodically with management and the independent auditors to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee shall also review and evaluate the Company’s processes for identifying and assessing key financial statement risk areas and for formulating and implementing steps to address such risk areas.

•	The Audit Committee shall review with management and the independent auditors the Company’s quarterly financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Results of Operations and Financial Condition” included in the Company’s Form 10-Q’s.

•	The Audit Committee shall discuss and review with management and the independent auditors, as appropriate, earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information) and financial information and earnings guidance provided to analysts and to rating agencies.

•	The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement and shall receive the information to be provided by the independent auditors for inclusion in the proxy statement, including with regard to fees relating to the audit.
E.	Review of Conflicts of Interest.
•	The Audit Committee shall review Company policies and procedures with respect to Company transactions in which officers or directors have an interest; where appropriate, including when their review is requested by management or the independent auditors, review policies and procedures with regard to officer use of corporate assets and consider the results of any review of these areas by the independent auditors.

•	The Audit Committee shall review all related party transactions and similar matters to the extent required by the stock exchanges or stock quotation systems on which the Company’s securities are listed to be approved by an audit committee or comparable body.
F.	Compliance with Law and the Procedures for Handling Complaints about Accounting Matters.
•	The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee shall review with the Board as necessary in the Audit Committee’s judgment the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct, if any.

•	The Audit Committee shall obtain reports from management and the independent auditors that the Company’s foreign affiliates and subsidiaries, if any, are in conformity with applicable legal requirements.

•	The Audit Committee shall discuss with the independent auditors any information brought to its attention by the auditors regarding potential illegal acts and shall handle such information as required by appropriate law.

•	The Audit Committee shall review with the Company’s general counsel legal and regulatory matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from external counsel, regulators or governmental agencies.

G.	Periodic Reports to the Board, Executive Sessions and Annual Review.
•	The Audit Committee shall make a report to the Board at the next regularly scheduled meeting following a meeting of the Audit Committee accompanied by any recommendation to the Board.

•	The Audit Committee shall meet at least annually with the chief financial officer, the senior internal auditing executive, if any, the other senior members of management designated by the Audit Committee, and the independent auditors, each in separate executive sessions.

•	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

•	The Audit Committee shall annually review its own performance.
H.	Conducting or Authorizing Investigations.
•	The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities.

•	The Audit Committee shall be empowered to retain independent counsel, accountants or others to assist in the conduct of any investigations.

•	The Audit Committee may ask members of management or others to attend its meetings and provide pertinent information as necessary.
IV. Responsibilities of Others.
     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to implement internal controls or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These matters and tasks are the responsibility of management and the independent auditors. Likewise, it is the responsibility of the Company’s management and/or the independent auditor to bring appropriate matters to the attention of the Audit Committee, and to keep the Audit Committee informed of matters which the Company’s management or the independent auditor believe require attention, guidance, resolution or other actions, the bases therefore and other relevant considerations. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company Code of Conduct, if any.
As approved by the Board of Directors and made effective on September 23, 2005.

ANNEX B

AVALON PHARMACEUTICALS INC.
2005 OMNIBUS LONG-TERM INCENTIVE PLAN

B-i

B-ii

AVALON PHARMACEUTICALS INC.
2005 OMNIBUS LONG-TERM INCENTIVE PLAN
     Avalon Pharmaceuticals Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2005 Omnibus Long-Term Incentive Plan (the “Plan”), as follows:
1. PURPOSE
     The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.
2. DEFINITIONS
     For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
     2.1. “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.
     2.2. “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the fiscal year, unless otherwise specified by the Committee).
     2.3. “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.
     2.4. “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.
     2.5. “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.
     2.6. “Board” means the Board of Directors of the Company.
     2.7. “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.
     2.8. “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
     2.9. “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.
     2.10. “Company” means Avalon Pharmaceuticals Inc..
     2.11. “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity)

which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.
     2.12. “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.
     2.13. “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
     2.14. “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
     2.15. “Effective Date” means the date of the closing of the IPO.
     2.16. “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
     2.17. “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.
     2.18. “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.
     2.19. “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.
     2.20. “Grantee” means a person who receives or holds an Award under the Plan.
     2.21. “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
     2.22. “IPO” means the Company’s first underwritten offering of its Stock to the public pursuant to an effective registration statement under the Securities Act.
     2.23. “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.
     2.24. “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.
     2.25. “Option Price” means the exercise price for each share of Stock subject to an Option.
     2.26. “Other Agreement” shall have the meaning set forth in Section 15 hereof.

     2.27. “Outside Director” means a member of the Board who is not an officer or employee of the Company.
     2.28. “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.
     2.29. “Plan” means this Avalon Pharmaceuticals Inc. 2005 Omnibus Long-Term Incentive Plan.
     2.30. “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.
     2.31. “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.
     2.32. “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.
     2.33. “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.
     2.34. “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
     2.35. “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.
     2.36. “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.
     2.37. “Stock” means the common stock, par value $.01 per share, of the Company.
     2.38. “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.
     2.39. “Stock Unit” means a bookkeeping entry representing the equivalent of one or more shares of Stock (as indicated in the Award Agreement) awarded to a Grantee pursuant to Section 10 hereof.
     2.40. “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.
     2.41. “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
     2.42. “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.
     2.43. “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
     2.44. “Unrestricted Stock” means an Award pursuant to Section 11 hereof.
3. ADMINISTRATION OF THE PLAN
     3.1. Board
     The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.
     3.2. Committee.
     The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.
     (i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall be the Compensation Committee.
     (ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.
In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.
     3.3.Terms of Awards.
     Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:
     (i) designate Grantees,
     (ii) determine the type or types of Awards to be made to a Grantee,
     (iii) determine the number of shares of Stock to be subject to an Award,
     (iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),
     (v) prescribe the form of each Award Agreement evidencing an Award, and
     (vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.
     The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower exercise price without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.
     3.4. Deferral Arrangement.
     The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.
     3.5. No Liability.
     No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.
     3.6. Book Entry
     Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.
4. STOCK SUBJECT TO THE PLAN
     Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be 1,581,582 shares and any shares which become available under the Company’s Amended and Restated 1999 Stock Plan due to forfeitures of outstanding awards under that plan after the Effective Date. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. If the Option Price of any Option granted under the Plan, or if pursuant to Section 18.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.
     The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution. The last two sentences of the first paragraph of this Section 4 shall not apply to the additional shares of Stock reserved for the substituted or assumed Awards, unless such increase was approved by the stockholders of the Company.
5. EFFECTIVE DATE, DURATION AND AMENDMENTS
     5.1. Effective Date.
     The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year before or after the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year before or after the Effective Date, any Awards made hereunder shall be null and void and of no effect.
     5.2. Term.
     The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.
     5.3. Amendment and Termination of the Plan
     The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.
6. AWARD ELIGIBILITY AND LIMITATIONS
     6.1. Service Providers and Other Persons
     Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time, (ii) any Outside Director, and (iii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.
     6.2. Successive Awards and Substitute Awards.
     An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant provided that the Option Price or grant price in determined in accordance with the principles of Code Section 424 and the regulations thereunder.
     6.3. Limitation on Shares of Stock Subject to Awards and Cash Awards.
     During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:
     (i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is eight hundred twenty-five thousand shares (825,000) per calendar year;
     (ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is eight hundred and twenty-five thousand (825,000)per calendar year; and
     (iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $3,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $5,000,000.
     The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.
7. AWARD AGREEMENT
     Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.
8. TERMS AND CONDITIONS OF OPTIONS
     8.1. Option Price
     The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

     8.2. Vesting.
     Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. No Option shall be exercisable in whole or in part prior to the date the Plan is approved by the Stockholders of the Company as provided in Section 5.1 hereof.
     8.3. Term.
     Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.
     8.4. Termination of Service.
     Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
     8.5 Limitations on Exercise of Option.
     Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.
     8.6. Method of Exercise.
     An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.
     8.7. Rights of Holders of Options
     Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
     8.8. Delivery of Stock Certificates.
     Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.
     8.9. Transferability of Options
     Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

     8.10. Family Transfers.
     If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.
     8.11. Limitations on Incentive Stock Options.
     An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.
9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
     9.1. Right to Payment and Grant Price.
     An SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for an SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award. An SAR granted in tandem with an outstanding Option following the Grant Date of such Option may have a grant price that is equal to the Option Price, even if such grant price is less than the Fair Market Value of a share of Stock on the grant date of the SAR.
     9.2. Other Terms.
     The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.
10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS
     10.1. Grant of Restricted Stock or Stock Units.
     Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered). Stock Units may also be referred to as performance shares. If so indicated in the Award Agreement at the time of grant, a Grantee may vest in more than 100% of the number of Stock Units awarded to the Grantee.
     10.2. Restrictions.
     At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.
     10.3. Restricted Stock Certificates.
     The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.
     10.4. Rights of Holders of Restricted Stock.
     Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.
10.5. Rights of Holders of Stock Units.
          10.5.1. Voting and Dividend Rights.
     Unless the Board otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.
          10.5.2. Creditor’s Rights.
     A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
     10.6. Termination of Service.
     Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.
     10.7. Purchase of Restricted Stock.
     The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

     10.8. Delivery of Stock.
     Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.
11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS
     The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.
12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK
     12.1. General Rule.
     Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.
     12.2. Surrender of Stock.
     To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company and if so required by the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.
     12.3. Cashless Exercise.
     With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.
     12.4. Other Forms of Payment.
     To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.
13. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
     13.1. Dividend Equivalent Rights.
     A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend

Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.
     13.2. Termination of Service.
     Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.
14. TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS
     14.1. Performance Conditions
     The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.
     14.2. Performance or Annual Incentive Awards Granted to Designated Covered Employees
     If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.
          14.2.1. Performance Goals Generally.
     The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.
          14.2.2. Business Criteria.
     One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity, (15) revenue, (16) licensing, partnership or other strategic transactions, and (17) product development milestones. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis.

          14.2.3. Timing For Establishing Performance Goals.
     Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).
          14.2.4. Settlement of Performance or Annual Incentive Awards; Other Terms.
     Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.
     14.3. Written Determinations.
     All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.
     14.4. Status of Section 14.2 Awards Under Code Section 162(m)
     It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
15. PARACHUTE LIMITATIONS
     Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any

Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.
16. REQUIREMENTS OF LAW
     16.1. General.
     The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
     16.2. Rule 16b-3.
     During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
17. EFFECT OF CHANGES IN CAPITALIZATION
     17.1. Changes in Stock.
     If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.
     17.2. Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.
     Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.
     17.3. Corporate Transaction.
     Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4:
          (i) upon the occurrence of a Corporate Transaction, all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and
          (ii) either of the following two actions shall be taken:
               (A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or
               (B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.
     With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.
     17.4. Adjustments.
     Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.
     17.5. No Limitations on Company.
     The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.
18. GENERAL PROVISIONS
     18.1. Disclaimer of Rights
     No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
     18.2. Nonexclusivity of the Plan
     Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.
     18.3. Withholding Taxes
     The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.
     18.4. Captions
     The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
     18.5. Other Provisions
     Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.
     18.6. Number and Gender
     With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
     18.7. Severability
     If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
     18.8. Governing Law
     The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
     18.9. Section 409A of the Code
     To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.
* * *

ANNUAL MEETING OF STOCKHOLDERS OF AVALON PHARMACEUTICALS, INC.
June 9, 2006
Please complete, date, sign and mail your proxy card
in the envelope provided as soon as possible.
▼ Please detach along perforated line and mail in the envelope provided ▼

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☑

1.	To elect nine (9) directors to serve on the Company’s Board of Directors for a term of one year and until their successors are elected and qualified.

NOMINEES:
☐	FOR ALL NOMINEES	¡	Alan G. Walton, Ph.D., D.Sc.
		¡	Kenneth C. Carter, Ph.D.
☐	WITHHOLD AUTHORITY	¡	Michael R. Kurman, M.D.
	FOR ALL NOMINEES	¡	Bradley G. Lorimier.
		¡	Ivor Royston, M.D.
☐	FOR ALL EXCEPT	¡	William A. Scott, Ph.D.
	(See instructions below)	¡	Patrick Van Beneden
		¡	William H. Washecka
		¡	Raymond J. Whitaker, Ph.D.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

		FOR	AGAINST	ABSTAIN
2.	To approve the amendment of the Company’s 2005 Omnibus Long-Term Incentive Plan (the “Incentive Plan”) to increase the number of shares available for issuance under the Incentive Plan from 989,738 shares to 1,581,582 shares.	☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐
The named proxies may vote in their discretion upon such other matters that may properly come before the meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” THE AMENDMENT OF THE 2005 OMNIBUS LONG-TERM INCENTIVE PLAN, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.
If this proxy is properly executed and returned, the shares represented thereby will be voted as directed by the undersigned stockholder. If not otherwise specified, the shares represented by this proxy will be voted “FOR” the election of directors, “FOR” the amendment of the Incentive Plan to increase the number of shares available for issuance under the Incentive Plan from 989,738 shares to 1,581,582 shares, and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

To change the address on your account, please check the box at right and indicate your new address in the space below. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder:	Signature of Stockholder:

Date:	Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

AVALON PHARMACEUTICALS, INC.
20358 Seneca Meadows Parkway
Germantown, MD 20876
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Dr. Kenneth C. Carter (Chief Executive Officer and President) and Mr. Thomas G. David (Senior Vice President of Operations, General Counsel and Secretary) as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Avalon Pharmaceuticals, Inc. (the “Company”) held of record by the undersigned on April 28, 2006 at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 20358 Seneca Meadows Parkway, Germantown, MD 20876, on June 9, 2006, or any adjournment or postponement thereof.
     The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 1, 2006.
(Continued and to be signed on the reverse side)